As filed with the U.S. Securities and Exchange Commission on March 13, 2026

Registration No. 333-149553

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
UNDER

THE SECURITIES ACT OF 1933

Magic Software Enterprises Ltd.

(Exact name of registrant as specified in its charter)

Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Terminal Center, Yahadut Canada 1 Street, Or Yehuda 6037501, Israel

Asaf Berenstin; +972 (3) 538 9243; asafb@magicsoftware.com

(Address, including zip code, and telephone number, including area code, of registrant’s Principal Executive Offices)

Coretech Consulting Group LLC

500 North Gulph Road, Suite 110, King of Prussia, PA 19406.

(610) 992-0800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Guy Ben Ami, Esq.
Carter Ledyard & Milburn LLP
 28 Liberty Street
New York, NY 10005
Tel: (212) 238-8658

2007 INCENTIVE COMPENSATION PLAN

(Full title of the plan)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to Form S-8 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-149553) filed with the Securities and Exchange Commission by Magic Software Enterprises Ltd., a company organized under the laws of the State of Israel (the “Registrant”) on March 5, 2008, pertaining to the registration of 1,500,000 ordinary shares for issuance under the Registrant’s 2007 Incentive Compensation Plan, as amended and restated (the “Registration Statement”).

On February 24, 2026, Magic Software Enterprises completed its reverse triangular merger (the “Merger”) with Matrix IT Ltd., becoming a wholly owned, private subsidiary of Matrix IT Ltd.

As a result of the consummation of the transactions contemplated by the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statement. Accordingly, the Registrant hereby amends the Registration Statement to remove from registration the shares registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, on March 13, 2026.

MAGIC SOFTWARE ENTERPRISES LTD.
(registrant)

By:	/s/ Guy Bernstein
Name:	Guy Bernstein
Title:	Chief Executive Officer and Director

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